Exhibit 5.1

One Financial Center Boston, MA 02111 617 542 6000 mintz.com

April 12, 2019

X4 Pharmaceuticals, Inc.

955 Massachusetts Avenue, 4th Floor

Cambridge, Massachusetts 02139

Ladies and Gentlemen:

We have acted as legal counsel to X4 Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Prospectus Supplement, dated April 12, 2019 (the “Prospectus Supplement”), to a Registration Statement (File No. 333-229377) on Form S-3 (the “Registration Statement”), filed by the Company with the Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus Supplement relates to the sale of an aggregate of 5,670,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 2,130,000 shares of Common Stock (the “Pre-Funded Warrant Shares”), and Class A warrants (the “Class A Warrants,” and together with the Pre-Funded Warrants, the “Warrants”) to purchase an aggregate of 3,900,000 shares of Common Stock (the “Class A Warrant Shares,” and together with the Pre-Funded Warrant Shares, the “Warrant Shares”) to Cowen & Company, LLC and Stifel, Nicolaus & Company, Incorporated, as representatives of the underwriters (the “Underwriters”), pursuant to an Underwriting Agreement dated April 12, 2019 between the Company and the Underwriters (the “Underwriting Agreement”). The Underwriting Agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement. This opinion is being rendered in connection with the filing of the Prospectus Supplement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Restated Certificate of Incorporation, as amended, and Amended and Restated By-laws, each as currently in effect, the Registration Statement and the exhibits thereto, the Prospectus Supplement, the Underwriting Agreement, the Pre-Funded Warrants, the Class A Warrants, and such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such copies, and the truth and correctness of any representations and warranties contained therein.

BOSTON                LONDON                 LOS ANGELES                NEW YORK                SAN DIEGO                SAN FRANCISCO                WASHINGTON

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

MINTZ April 12, 2019 Page 2

Our opinion expressed herein is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares or the Warrant Shares under the securities or blue sky laws of any state or any foreign jurisdiction. With regard to the Warrant Shares, we have assumed that at the time of issuance or sale, a sufficient number of shares of Common Stock are authorized and available for issuance.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that (i) the Shares, when issued and sold in accordance with the Underwriting Agreement and the Prospectus Supplement, will be validly issued, fully paid and non-assessable, (ii) the Pre-Funded Warrants, when issued and delivered by the Company in accordance with the Underwriting Agreement and the Prospectus Supplement, will constitute binding obligations of the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity), (iii) the Class A Warrants, when issued and delivered by the Company in accordance with the Underwriting Agreement and the Prospectus Supplement, will constitute binding obligations of the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (iv) the Warrant Shares, when issued and sold against payment therefor in accordance with the Pre-Funded Warrants and the Class A Warrants and the Warrant Agreement (as defined in the Underwriting Agreement), as applicable, will be validly issued, fully paid and non-assessable.

We understand that you wish to file this opinion with the Commission as an exhibit to a Current Report on Form 8-K for incorporation by reference into the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the Prospectus Supplement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris,

Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris,

Glovsky and Popeo, P.C.